Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of November 24, 2020 (the “Fifth Amendment Effective Date”) is entered into among Aegion Corporation, a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, Bank of America, N.A., as the Administrative Agent, an L/C Issuer and the Swing Line Lender and each other L/C Issuer party hereto. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, an L/C Issuer and the Swing Line Lender, and the other L/C Issuers party thereto, entered into that certain Amended and Restated Credit Agreement dated as of October 30, 2015 (as amended by that First Amendment to Credit Agreement dated as of November 30, 2017, that Second Amendment to Credit Agreement dated as of February 27, 2018, that Third Amendment to Credit Agreement dated as of December 13, 2018, and that Fourth Amendment to Credit Agreement dated as of April 29, 2020, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Amendments to Credit Agreement.

(a)     The following definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“2021 Acquisition and Divestiture Cash Charges” means the cash portion of pre-tax charges incurred by the Borrower and its Subsidiaries in fiscal year 2021 relating to any and all potential or actual acquisitions and divestitures of or by the Borrower and its Subsidiaries, but excluding, for the avoidance of doubt, non-cash charges for asset write-downs or similar matters which are otherwise applicable and included in clause (v) of the definition of “Consolidated EBITDA”.

“Adjustment” has the meaning specified in Section 3.07(a).

“Applicable Currency” means Dollars or any Alternative Currency that bears interest at a rate based on an Applicable Reference Rate, as applicable.

“Applicable Reference Rate” means (a) for any Eurocurrency Rate Loan denominated in any LIBOR Quoted Currency, LIBOR, (b) for any Eurocurrency Rate Loan denominated in Australian Dollars, BBSY, (c) for any Eurocurrency Rate Loan denominated in Canadian Dollars, the CDOR Rate, and (d) for any Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency (other than any Eurocurrency Rate Loan denominated in Australian Dollars or Canadian Dollars), the rate designated with respect to such Non-LIBOR Quoted Currency at the time such Non-LIBOR Quoted Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.09.

“Applicable Successor Rate” has the meaning specified in Section 3.07(a).

“Electronic Copy” has the meaning specified in Section 11.16.

“Electronic Record” has the meaning assigned to such term by 15 U.S.C. §7006.

“Electronic Signature” has the meaning assigned to such term by 15 U.S.C. §7006.

“Fifth Amendment Effective Date” means November 24, 2020.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Successor Rate” has the meaning specified in Section 3.07(a).

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.07(a).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(a)     the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or

(b)     the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Replacement Date” has the meaning specified in Section 3.07(a).

“Screen Rate” means the Applicable Reference Rate quote for an Applicable Currency on the applicable screen page the Administrative Agent designates to determine such Applicable Reference Rate for such Applicable Currency as referenced in the definition of “Eurocurrency Rate” (or such other commercially available source providing such quotations for such Applicable Currency as may be designated by the Administrative Agent from time to time).

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Successor Rate” has the meaning specified in Section 3.07(a).

"Successor Rate Conforming Changes” means, with respect to any proposed Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

(b)     The definitions of “LIBOR Screen Rate” and “LIBOR Successor Rate Conforming Changes” are deleted from Section 1.01 of the Credit Agreement in their entireties.

(c)     The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Applicable Rate” means with respect to:

(a)     any Incremental Term Loan (other than an Increasing Incremental Term Loan) made pursuant to any Incremental Term Loan Funding Agreement, the percentage(s) per annum set forth in such Incremental Term Loan Funding Agreement; and

(b)     respect to Revolving Loans, the Initial Term Loan, Swing Line Loans, Letters of Credit and the Commitment Fee, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans

1	≤ 1.00 to 1.0	0.20%	1.25%	1.25%	0.25%
2	> 1.00 to 1.0 but ≤ 1.75 to 1.0	0.25%	1.50%	1.50%	0.50%
3	> 1.75 to 1.0 but ≤ 2.50 to 1.0	0.30%	1.75%	1.75%	0.75%
4	> 2.50 to 1.0 but < 3.00 to 1.0	0.35%	2.75%	2.75%	1.75%
5	> 3.00 to 1.0	0.40%	3.25%	3.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, that, if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect (i) from November 1, 2020 to the Fifth Amendment Effective Date shall be deemed to have been (A) 0.35% per annum, with respect to the Commitment Fee, (B) 2.75% per annum, with respect to Eurocurrency Rate Loans and the Letter of Credit Fee, and (C) 1.75% per annum, with respect to Base Rate Loans, and (ii) from the Fifth Amendment Effective Date until the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a) for the fiscal year of the Borrower ending December 31, 2020 shall be determined based upon Pricing Tier 3 in the pricing grid set forth above. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(d)     The definition of Consolidated EBITDA in Section 1.01 of the Credit Agreement is amended by (i) replacing the reference to “$12,000,000” in clause (a)(xiii) thereof with a reference to “$15,000,000”, (ii) deleting the word “and” at the end of clause (a)(xiii) thereof and (iii) adding a new clause (xv) after clause (xiv) thereof to read as follows:

“(xv) to the extent recorded during the period from January 1, 2021 to and including December 31, 2021, the 2021 Acquisition and Divestiture Cash Charges in an aggregate amount not to exceed $5,000,000”.

(e)     The definition of “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is amended by replacing each reference to “0.75%” in the proviso to such definition with a reference to “0.25%”.

(f)      The definition of “Permitted Acquisitions” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Permitted Acquisitions” means Investments consisting of (a) an Acquisition by any Loan Party with the consent of the Required Lenders and (b) any other Acquisition by any Loan Party, provided that, with respect to clause (b), (i) no Default shall have occurred and be continuing or would result from such Acquisition, (ii) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (iii) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.15, (iv) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (v) in the case of an Acquisition for which the aggregate consideration paid by the Loan Parties is more than $20,000,000, the Person being acquired shall have attained a positive Permitted Acquisition EBITDA for the most recent twelve month period ending prior to the closing of such Acquisition, (vi) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vii) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, and (viii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 (giving effect to the Material Acquisition Temporary Increase if the Borrower has exercised, or has indicated that it will exercise, the Material Acquisition Temporary Increase in connection with such Acquisition to the extent permitted pursuant to Section 8.11) as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b), and (B) the Consolidated Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Acquisition) shall be at least 0.50 less than the then required Consolidated Leverage Ratio set forth in Section 8.11 (giving effect to the Material Acquisition Temporary Increase, if the Borrower has exercised, or has indicated that it will exercise, the Material Acquisition Temporary Increase in connection with such Acquisition); provided, that, if the Consolidated Leverage Ratio is not at least 0.50 less than the then required Consolidated Leverage Ratio set forth in Section 8.11 (giving effect to the Material Acquisition Temporary Increase, if the Borrower has exercised, or has indicated that it will exercise, the Material Acquisition Temporary Increase in connection with such Acquisition), (1) the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any Earn Out Obligations recorded on the Borrower’s balance sheet in accordance with GAAP, but excluding any consideration which consists of the Equity Interests of the Borrower or any Subsidiary) paid by the Loan Parties for all such Acquisitions in any fiscal year shall not exceed $50,000,000, and (2) the Consolidated Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Acquisition) shall be at least 0.25 less than the then required Consolidated Leverage Ratio set forth in Section 8.11 (giving effect to the Material Acquisition Temporary Increase, if the Borrower has exercised, or has indicated that it will exercise, the Material Acquisition Temporary Increase in connection with such Acquisition).

(g)     The definition of “Relevant Governmental Body” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

(h)     Section 1.02(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

(d)     Any reference herein to a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

(i)     Section 1.05 of the Credit Agreement is amended by adding a new clause (c) immediately following clause (b) of such Section to read as follows:

(c)     The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including any Successor Rate) or the effect of any of the foregoing, or of any Successor Rate Conforming Changes.

(j)     Section 3.07 of the Credit Agreement is amended and restated in its entirety to read as follows:

3.07     Successor LIBOR.

(a)     Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 11.01 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)     adequate and reasonable means do not exist for ascertaining the Applicable Reference Rate for an Applicable Currency for any Interest Period hereunder or any other tenors of such Applicable Reference Rate, including because the Screen Rate for such Applicable Currency is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)     the administrator of the Screen Rate for an Applicable Currency or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which (x) the Applicable Reference Rate for an Applicable Currency or the Screen Rate for an Applicable Currency shall no longer be made available, or used for determining the interest rate of loans denominated in such Applicable Currency or (y) the administrator of the Screen Rate for an Applicable Currency will be insolvent; provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide the Applicable Reference Rate for such Applicable Currency after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)     the administrator of the Screen Rate for an Applicable Currency or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of the Applicable Reference Rate for an Applicable Currency are no longer representative; or

(iv)     syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Applicable Reference Rate for an Applicable Currency;

then, in the case of clauses (i) through (iii) above, on a date and time determined by the Administrative Agent (any such date, the “Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date:

(A)      the Applicable Reference Rate for Dollars will be replaced hereunder and under any other Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x) Term SOFR plus the Related Adjustment; and

(y) SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing the Applicable Reference Rate for Dollars under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided, that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant Interest Payment Date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment; and

(B)     with respect to any Applicable Currency other than Dollars, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Applicable Reference Rate for such Applicable Currency in accordance with this Section 3.07 with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (each, an “Adjustment;” and any such proposed rate, an “Applicable Successor Rate”; each Applicable Successor Rate, together with the LIBOR Successor Rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) any Replacement Date and (z) any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.25%, such Successor Rate will be deemed to be 0.25% for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. If the events or circumstances of the type described in Section 3.07(a)(i) through (iii) have occurred with respect to the Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the provisions of this Section 3.07.

(b)     Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.07(a)(i) through (iii) with respect to an Applicable Reference Rate for an Applicable Currency, as applicable, if the Administrative Agent determines that a Successor Rate is not available (or, in the case of the LIBOR Successor Rate, none of the LIBOR Successor Rates is available) on or prior to the Replacement Date, (ii) if the events or circumstances described in Section 3.07(a)(iv) have occurred with respect to the Successor Rate then in effect for an Applicable Currency but a Successor Rate is not available (or, in the case of the LIBOR Successor Rate, none of the LIBOR Successor Rates is available), or (iii) if the events or circumstances of the type described in Section 3.07(a)(i) through (iii) have occurred with respect to the Successor Rate then in effect for an Applicable Currency and the Administrative Agent determines that a Successor Rate is not available (or, in the case of the LIBOR Successor Rate, none of the LIBOR Successor Rates is available), then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Applicable Reference Rate for the Applicable Currency or any then current Successor Rate for such Applicable Currency in accordance with this Section 3.07 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities in the U.S. and denominated in the Applicable Currency for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities in the U.S. and denominated in the Applicable Currency for such benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)     If, at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, no Successor Rate has been determined for an Applicable Currency in accordance with this Section 3.07 and the circumstances under Section 3.07(a)(i) or (iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in such Applicable Currency shall be suspended (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, Interest Payment Dates or payment periods), and (y) if the relevant Applicable Currency is Dollars the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate, until the Successor Rate has been determined in accordance with Section 3.07(a) or (b). Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in such Applicable Currency (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, Interest Payment Dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein and (ii) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency shall be prepaid at the end of the applicable Interest Period in full.

(k)     Clause (c) of Section 8.06 of the Credit Agreement is amended and restated in its entirety to read as follows:

(c)     the Borrower may purchase, redeem or otherwise acquire Equity Interests or options to acquire any such Equity Interests from management or directors of Borrower in connection with the issuance and exercise of stock options, restricted stock grants or awards, deferred stock unit awards or other Equity Interests under the Borrower’s employee and/or director equity plans in an amount not to exceed $10,000,000 in the aggregate in any fiscal year; provided, that, no Default or Event of Default exists immediately prior to and after giving effect to any such purchase, redemption or acquisition; and

(l)     Clause (d) of Section 8.06 of the Credit Agreement is amended and restated in its entirety to read as follows:

(d)     the Borrower shall be permitted to make additional Restricted Payments so long as (i) no Default or Event of Default exists immediately prior to and after giving effect to such Restricted Payment and (ii) the Consolidated Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Restricted Payment) is less than 2.50 to 1.0; provided, that, if the Consolidated Leverage Ratio is greater than or equal to 2.50 to 1.0, then the Borrower shall only be permitted to make additional Restricted Payments in an aggregate amount not to exceed $40,000,000 in any fiscal year.

(m)     Clause (a) of Section 8.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)     Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than (i) 4.75 to 1.0 as of the end of the fiscal quarter ending September 30, 2020, (ii) 3.50 to 1.0 as of the end of the fiscal quarter ending December 31, 2020, (iii) 3.25 to 1.0 as of the end of the fiscal quarter ending March 31, 2021, and (iv) 3.00 to 1.0 as of the end of any fiscal quarter ending thereafter; provided, that: (A) during a Material Acquisition Period, the applicable Consolidated Leverage Ratio permitted above shall increase by 0.25 (the “Material Acquisition Temporary Increase”), (B) no more than one Material Acquisition Temporary Increase shall be in effect at any time (it being understood that following a Material Acquisition Period, the Consolidated Leverage Ratio permitted shall revert to the ratio set forth above (without any such increase)), and (C) there shall be no more than two (2) Material Acquisition Temporary Increases after the Fifth Amendment Effective Date.

(n)     Clause (b) of Section 8.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

(b)     Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than (i) 1.10 as of the end of the fiscal quarter ending September 30, 2020, (ii) 1.15 to 1.0 as of the end of the fiscal quarter ending December 31, 2020, (iii) 1.20 to 1.0 as of the end of the fiscal quarter ending March 31, 2021, and (iv) 1.25 to 1.0 as of the end of any fiscal quarter ending thereafter.

(o)     Clause (iv) of Section 11.01(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(iv)     change Section 9.03 or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(p)     Section 11.16 of the Credit Agreement is amended and restated in its entirety to read as follows:

11.16	Electronic Execution.

This Agreement, any other Loan Document and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 11.16 may include use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (an “Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of each Loan Party without further verification, and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

(q)     Exhibit F to the Credit Agreement is deleted in its entirety and replaced with Exhibit F attached hereto.

2.     Conditions Precedent. This Amendment shall be effective as of the Fifth Amendment Effective Date upon satisfaction of the conditions set forth below:

(a)     Amendment. Receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the Guarantors, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer.

(b)     Amendment Fee. Receipt by the Administrative Agent, for the account of each Lender executing this Amendment, a fee for each such Lender in an amount equal to 0.05% of the sum of (i) such Lender’s Revolving Commitment (as in effect immediately after giving effect to this Amendment), plus (ii) the Outstanding Amount (determined immediately after giving effect to this Amendment) of the portion of the Initial Term Loan held by such Lender.

3.     Payment of Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

4.     Miscellaneous.

(a)     The Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.

(b)     Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents. Each Loan Party confirms that, after giving effect to this Amendment, the security interests in the Collateral created pursuant to the Collateral Documents (A) remain in full force and effect, and (B) continue to secure all Obligations.

(c)     The Borrower and the Guarantors hereby represent and warrant as follows:

(i)     Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)     This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, examinership, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.

(d)     The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)     The Applicable Rate in effect from November 1, 2020 to the Fifth Amendment Effective Date shall be retroactively adjusted as reflected in clause (i) of the second-to-last sentence of the definition of “Applicable Rate” (as amended by this Amendment) which will result in the pricing and fees otherwise payable to the Lenders, the Swing Line Lender and the L/C Issuers for such period being lower than such pricing and fees would have been prior to giving effect to this Amendment, and each party hereto hereby agrees to such retroactive adjustment.

(f)     This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Subject to Section 11.16 of the Credit Agreement (as amended by this Amendment), this Amendment may be in the form of an Electronic Record (as defined in the Credit Agreement (as amended by this Amendment)) and may be executed using Electronic Signatures (as defined in the Credit Agreement (as amended by this Amendment)) (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.

(g)     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                                  AEGION CORPORATION,

a Delaware corporation

By:  /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

GUARANTORS:                             INSITUFORM TECHNOLOGIES USA, LLC,

a Delaware limited liability company

By:  /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

INA ACQUISITION CORP.,

a Delaware corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     President

AEGION INTERNATIONAL SERVICES, INC.,

(f/k/a ITI INTERNATIONAL SERVICES, INC.),

a Delaware corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     President

MANUFACTURED TECHNOLOGIES CORPORATION,

a Mississippi corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

AEGION COATING SERVICES, LLC,

(f/k/a Commercial Coating Services International, LLC),

a Texas limited liability company

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

INFRASTRUCTURE GROUP HOLDINGS, LLC,

a Delaware limited liability company

By: /s/ David F. Morris

Name:   David F. Morris

Title:     President

FIBRWRAP CONSTRUCTION SERVICES, INC.,

a Delaware corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

FYFE CO. LLC,

a Delaware limited liability company

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

UNITED PIPELINE SYSTEMS INTERNATIONAL, INC.,

a Delaware corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

UNITED PIPELINE MIDDLE EAST, INC.,

a Delaware corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

AEGION HOLDING COMPANY, LLC,

a Delaware limited liability company

By: /s/ David F. Morris

Name:   David F. Morris

Title:     President

corrpro companies, INC.,

an Ohio corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

CORRPRO COMPANIES INTERNATIONAL, INC.,

a Nevada corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

CORRPRO CANADA HOLDINGS, INC.,

a Delaware corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     President

corrpro holdings, llc,

a Delaware limited liability company

By: /s/ David F. Morris

Name:   David F. Morris

Title:     President

INSITUFORM TECHNOLOGIES, LLC,

a Delaware limited liability company

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

UNITED PIPELINE SYSTEMS, INC.,

a Nevada corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

BRINDERSON, LLC (formerly known as Brinderson, L.P.),

a California limited liability company

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

BRINDERSON CONSTRUCTORS INC.,

a California corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

AEGION ENERGY SERVICES, LLC,

a Delaware limited liability company

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

Aegion Rehabilitation Services Limited,

a company incorporated in England and Wales

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Director

Corrpro Companies Engineering Ltd.,

a company incorporated in England and Wales

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Director

SCHULTZ INDUSTRIAL SERVICES, INC. (f/k/a Schultz Mechanical Contractors, Inc.),

a California corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

Underground Solutions, Inc.,

a Delaware corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     President

AllSafe Services, Inc.,

a Delaware corporation

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

AEGION CYPRUS LIMITED,

a Cyprus private company limited by shares

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Director

P2S SERVTECH, LLC,

a Delaware limited liability company

By: /s/ David F. Morris

Name:   David F. Morris

Title:     Executive Vice President

ADMINISTRATIVE
AGENT:                                           bank of america, n.a.,

as Administrative Agent

By: /s/ Ronaldo Naval

Name:   Ronaldo Naval

Title:     Vice President

LENDERS:                                      bank of america, n.a.,

as a Lender, Swing Line Lender and L/C Issuer

By: /s/ Jason Payne

Name:   Jason Payne

Title:     Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,

as a Lender and L/C Issuer

By: /s/ Gregg Heutel

Name:   Gregg Heutel

Title:     Vice President

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Matt Corcoran

Name:   Matt Corcoran

Title:     Senior Vice President

BBVA USA,

as a Lender

By: /s/ Jay Tweed

Name:   Jay Tweed

Title:     Senior Vice President

JPMORGAN CHASE BANK, N.A.,

as a Lender and L/C Issuer

By: /s/ Christopher A. Salek

Name:   Christopher A. Salek

Title:     Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Lafayette Ford

Name:   Lafayette Ford

Title:      Director

TRUIST BANK,

as a Lender

By: /s/ Katherine Bass

Name:   Katherine Bass

Title:      Director

bmo harris bank, n.a.,

as a Lender

By: /s/ Michael Gift

Name:   Michael Gift

Title:     Managing Director

Exhibit F

[FORM OF]

COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 20____

Date: __________, 20_____

To:     Bank of America, N.A., as Administrative Agent

Re:

Amended and Restated Credit Agreement dated as of October 30, 2015 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Aegion Corporation, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

☐ Check for distribution to Public Lenders and private-side Lenders.1

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________ of the Borrower, and that, in his/her capacity as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

1.

[Attached hereto as Schedule 1 are the][The] year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section [have been electronically delivered to the Administrative Agent pursuant to the conditions set forth in Section 7.02 of the Credit Agreement].

[Use following paragraph 1 for fiscal quarter-end financial statements:]

1.

[Attached hereto as Schedule 1 are the][The] unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date [have been electronically delivered to the Administrative Agent pursuant to the conditions set forth in Section 7.02 of the Credit Agreement]. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.

The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

1 If this box is not checked, this Compliance Certificate will only be posted to private-side Lenders.

3.

A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.

The representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.	Set forth on Schedule [1][2] hereto are true and accurate calculations demonstrating compliance with Section 8.11 of the Credit Agreement on and as of the date of this Compliance Certificate.

6.	The Consolidated Leverage Ratio for purposes of determining the Applicable Rate is ______: 1.0.

[7.

The following is a summary of the material changes in GAAP and in the consistent application thereof that materially impact the Borrower’s financial statements and are not disclosed therein: ___________________.]

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth above.

AEGION CORPORATION,

a Delaware corporation

By:

Name:

Title:

Schedule [1][2]

to Compliance Certificate

Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement. In the event of conflict between the provisions and formulas set forth herein and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.

1.     Consolidated Leverage Ratio

(a)	Consolidated Funded Indebtedness	$

(b)	Consolidated EBITA	$

(i)	Consolidated Net Income	$

(ii)	Consolidated Interest Charges	$

(iii)	taxes based on income (including federal,
	state, local, foreign and withholding)	$

(iv)	depreciation and amortization expense	$

(v)	non-recurring expenses of the Borrower	$

(vi)	non-recurring expenses of the Borrower and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item	$

(vii)	to the extent recorded on or before December 31, 2016, the 2014 Strategic Restructuring Charges	$

(viii)	any losses on sales of assets or Equity Interests outside the ordinary course of business for such period	$

(ix)	to the extent incurred on or before December 31, 2018, transaction costs (not including any costs that will be capitalized) in respect of closing the Second Amendment and the Bayou Disposition (whether or not consummated) in an aggregate amount not to exceed $10,000,000	$

(x)	transaction costs (not including any costs that will be capitalized) incurred by the Borrower, any Loan Party or any Person acquired in respect of any Permitted Acquisition in an aggregate amount not to exceed $5,000,000 for any Permitted Acquisition and $25,000,000 after the Second Amendment Effective Date, in each case, to the extent such costs are incurred no later than twelve months following the consummation of such Permitted Acquisition	$

(xi)	to the extent recorded on or before September 30, 2018, the 2017 Strategic Cash Restructuring Charges in an aggregate amount not to exceed $25,000,000	$

(xii)	to the extent recorded on or before December 31, 2019, the 2019 Strategic Cash Restructuring Charges in an aggregate amount not to exceed $27,000,000	$

(xiii)	to the extent incurred on or before December 31, 2019, transaction costs (not including any costs that will be capitalized in respect of closing the Third Amendment in an aggregate amount not to exceed $1,000,000	$

(xiv)	to the extent recorded on or before December 31, 2020, the 2020 Strategic Cash Restructuring Charges in an aggregate amount not to exceed $15,000,000	$

(xv)	transaction costs (not including any costs that will be capitalized) in respect of closing the Fourth Amendment in an aggregate amount not to exceed $2,500,000	$

(xvi)	to the extent recorded during the period from January 1, 2021 to and including December 31, 2021, the 2021 Acquisition and Divestiture Cash Charges in an aggregate amount not to exceed $5,000,000	$

, and minus

(xvii)	all non-cash items increasing Consolidated Net Income	$

(xviii)	any gains on sales of assets or Equity Interests outside the ordinary course of business	$

(xxiv)	Consolidated EBITDA [sum of (i) through (xvi) above minus (xvii) and (xviii)]	$

(c)	Consolidated Leverage Ratio	$
[(a)/(b)(xxiv)]

2.     Consolidated Fixed Charge Coverage Ratio

(a)	Consolidated Adjusted EBITDAR	$

(i)	Consolidated EBITDA [1(b)(xxiv) above]	$

(ii)	rent and lease expense	$

(iii)	Consolidated Capital Expenditures	$

(iv)	Consolidated Taxes	$

(v)	Consolidated Adjusted EBITDAR
	[(i) + (ii) - (iii) - (iv)]	:1.0

(b)	Consolidated Fixed Charges	$

(i)	Consolidated Interest Charges	$

(ii)	Consolidated Scheduled Funded Debt Payments	$

(iii)	the amount of cash dividends and other cash distributions relating to the Borrower's Equity Interests	$

(iv)	rent and lease expense	$

(v)	Consolidated Fixed Charges
	[sum of (i) through (iv) above]	$

(c)	Consolidated Fixed Charge Coverage Ratio [(a)(v)/(b)(v)]	:1.0